                                                                    Exhibit 21.1

                            ASPECT DEVELOPMENT, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                    State or
                                                   country of
       Subsidiary                                Incorporation
       ----------                                --------------
       Aspect Development Europe Limited         United Kingdom
       Aspect Development India Private Limited  India
       Aspect Development KK                     Japan
       Aspect Development SARL                   France
       Aspect Development (GmbH)                 Germany